UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

23460 N. 19th Avenue, Suite 110

Phoenix, AZ 85027

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 23, 2020, SenesTech, Inc. (the “Company”) entered into an inducement letter agreement (the “Letter Agreement”) with an existing accredited investor to exercise certain outstanding warrants (the “Exercise”) to purchase up to an aggregate of 1,700,680 shares of the Company’s common stock at a reduced exercise price per share of $1.725 (the “Original Warrants”). In consideration for the immediate exercise of the Original Warrants for cash, the exercising holder received a new unregistered warrant to purchase up to an aggregate of 1,700,680 shares of common stock (the “New Warrant”) at an exercise price of $1.725 per share and an exercise period of five and one-half years from the date of issuance. The Company has agreed to file a registration statement on Form S-1 (or other appropriate form) for the resale by the purchaser of the shares issuable upon exercise of the New Warrant within 45 calendar days of the date of the Letter Agreement.

The Exercise and the issuance of the New Warrant closed on October 26, 2020. The gross proceeds to the Company from the Exercise were approximately $2.93 million, prior to deducting placement agent fees and offering expenses.

In connection with the Exercise, the Company agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds of the Offering, a management fee of 1.0% of the gross proceeds of the Exercise and a non-accountable expense allowance of $25,000. The Company also agreed to issue the placement agent warrants to purchase up to 5.0% of the aggregate number of shares issuable to the investor upon the Exercise, or 85,034 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the exercise price is $2.156 per share. The Placement Agent Warrants, and the shares of issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under of the Securities Act of 1933, as amended (“Securities Act”) and Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement, the New Warrant and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of New Warrant, and the Form of Placement Agent Warrant which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The New Warrant and the Placement Agent Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of New Warrant.
4.2	Form of Placement Agent Warrant.
10.1	Form of Letter Agreement, dated as of October 23, 2020, between the Company and the purchaser thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

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